UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 30, 2003
Date of Report (Date of earliest event reported)

ENCORE CLEAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-26047	65-0609891
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 610 - 375 Water Street
Vancouver, British Columbia	V6B 5C6
(Address of principal executive offices)	(Zip Code)

(604) 801-5566
Registrant's telephone number, including area code

FORGE, INC.
(Former name or former address, if changed since last report)

This Amendment No. 1 to Current Report on Form 8-K amends the Current Report on Form 8-K filed by Encore Clean Energy, Inc., a Delaware corporation (the "Company”), formerly Forge, Inc., on October 15, 2003 to add the financial statements of Cryotherm, Inc., a Delaware corporation (“Cryotherm”) as required by Item 7(a) and (b) of Form 8-K.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired.

Included herein as Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K are the following audited financial statements of Cryotherm prepared in accordance with US generally accepted accounting principals and stated in US dollars:

1.	Independent Auditors’ Report of Chin & Mar, LLP;

2.	Balance Sheets at June 30, 2003 and December 31, 2002.

3.
Statement of Operations for the period from January 1, 2003 to June 30, 2003, for the period from January 8, 2002 (Inception) to December 31, 2002 and for the period from January 8, 2002 (Inception) to June 30, 2003.

4.	Statement of Stockholders’ Deficit for period from January 1, 2003 to June 30, 2003 and for the period from January 8, 2002 (Inception) to December 31, 2002.

5.
Statement of Cash Flows for the period from January 1, 2003 to June 30, 2003, for the period from January 8, 2002 (Inception) to December 31, 2002 and for the period from January 8, 2002 (Inception) to June 30, 2003.

6.	Notes to the Consolidated Financial Statements

(b)     Pro forma Financial Information.

Included herein as Exhibit 99.2 to this Amendment No. 1 to Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements showing the effect of the acquisition of a 97.5% interest in Cryotherm by the Company effective September 30, 2003:

1.	Unaudited Pro Forma Condensed Consolidated Balance Sheet as at June 30, 2003;

2.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2003;

3.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2002;

4.	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(c)     Exhibits.

Exhibit	Description

10.1	Purchase Agreement and Plan of Reorganization dated July 28, 2003 between Forge, Inc., Cryotherm, Inc. and the major shareholders of Cryotherm, Inc.(1)

10.2	Amendment to Purchase Agreement and Plan of Reorganization dated August 25, 2003 between Forge, Inc., Cryotherm, Inc. and the major shareholders of Cryotherm, Inc. (2)

99.1	Audited financial statements of Cryotherm (3)

99.2	Unaudited pro-forma consolidated financial statements (3)

(1)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2003.

(2)	Filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2003.

(3)	Filed as an exhibit to this Amendment No. 1 to Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CLEAN ENERGY, INC.
Date: December 15, 2003
	By:	/s/ Daniel Hunter

Daniel Hunter
Chief Executive Officer